DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, New York 10020-1104
www.dlapiper.com

T 212.335.4500
F 212.335.4501

November 30, 2017

Atlas Financial Holdings, Inc.
953 American Lane
3rd Floor
Schaumburg, Illinois 60173

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as special United States counsel to Atlas Financial Holdings, Inc., a Cayman Islands corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the sale and issuance of $60,000,000.00 aggregate principal amount of the Company’s securities consisting of the following (collectively, the “Offered Securities”): (a) ordinary shares, $0.003 par value per share (“Ordinary Shares”); (b) preferred shares, $0.001 par value per share (“Preferred Shares” and, together with the Ordinary Shares, the “Equity Securities”); (c) depositary shares representing a fractional share or multiple Ordinary Shares or Preferred Shares (“Depositary Shares”) and evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”); (d) warrants to purchase securities of the Company (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (e) senior debt (the “Senior Debt Securities”) to be issued pursuant to that certain Indenture dated as of April 26, 2017 between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain First Supplemental Indenture dated April 26, 2017 between the Company and the Trustee (as so supplemented, the “Senior Indenture”), (f) subordinated debt securities to be issued pursuant to an indenture to be entered into by the Company and a trustee to be named therein (“Subordinated Debt Securities,” and, together with the Senior Debt Securities, the “Debt Securities”); (g) stock purchase contracts obligating the holder thereof to purchase securities of the Company (“Stock Purchase Contracts”); and (h) stock purchase units issued by the Company consisting of a Stock Purchase Contract and securities of the Company or debt obligations of third parties securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (“Stock Purchase Units”), which may be issued pursuant to one or more unit agreements (“Unit Agreements”), all of which may be issued by the Company from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act and which are covered by the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on November 30, 2017 (the “Registration Statement”). This opinion is being provided at your request in connection with the filing of the Registration Statement.
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.The Registration Statement and the related form of prospectus included therein, in the form in which it was transmitted to the Commission under the Act;

EAST\148680526.2

ATLAS FINANCIAL HOLDINGS, INC.
November 30, 2017

2.The Senior Indenture;

3.A form of the subordinated debt indenture included as an exhibit to the Registration Statement;

4.The Memorandum of Association of the Company, as amended (the “Memorandum of Association”), certified as of the date hereof by an officer of the Company;

5.The Articles of Association of the Company, as amended (the “Articles of Association”), certified as of the date hereof by an officer of the Company;

6.Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration, sale and issuance of the Offered Securities (the “Board Resolutions”), certified as of the date hereof by an officer of the Company; and

7.A certificate executed by an officer of the Company, dated as of the date hereof.

In expressing the opinion set forth below, we have assumed the following:

1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

4.All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.
5.The Company will issue the Offered Securities in accordance with the Board Resolutions, any additional resolutions adopted by the Board and any applicable resolutions adopted by a duly authorized committee thereof and, prior to the issuance of any Depositary Shares, the Company will have available for issuance, under the Memorandum of Association, the requisite number of authorized but unissued Ordinary Shares or Preferred Shares, as the case may be.
6.Appropriate certificates representing Ordinary Shares and Preferred Shares, as the case may be, will be executed and delivered upon issuance and sale of any Depositary Shares, and will comply with the Memorandum of Association, Articles of Association and applicable law.

EAST\148680526.2

ATLAS FINANCIAL HOLDINGS, INC.
November 30, 2017

7.Any Depositary Shares will be issued under a valid and legally binding Deposit Agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Memorandum of Association, Articles of Association and applicable law.
8.Appropriate Depositary Receipts representing Depositary Shares will be executed and delivered prior to or upon the issuance and sale of any Depositary Shares and will comply with the Memorandum of Association, Articles of Association, the Deposit Agreement and applicable law.
9.Any Warrants will be issued under a valid and legally binding Warrant Agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Memorandum of Association, Articles of Association and applicable law.
10.For any convertible Preferred Shares, Warrants convertible into or exchangeable for Ordinary Shares or Preferred Shares or convertible Debt Securities (including any convertible Preferred Shares, Warrants convertible into or exchangeable for Ordinary Shares or Preferred Shares or convertible Debt Securities that are the subject of Stock Purchase Contracts), the Preferred Shares or Ordinary Shares, as the case may be, issuable upon exercise, conversion or exchange of such convertible Preferred Shares, Warrants or Debt Securities (including any convertible Preferred Shares, Warrants convertible into or exchangeable for Ordinary Shares or Preferred Shares or convertible Debt Securities that are the subject of Stock Purchase Contracts) will be duly reserved for issuance by resolutions adopted by the Board and, in the case of Warrants convertible into or exchangeable for Ordinary Shares or Preferred Shares (including Warrants that are the subject of Stock Purchase Contracts), that the exercise price of such Warrants consists of legal consideration at or in excess of the par value of such Preferred Shares or Ordinary Shares issuable upon exercise, conversion or exchange thereof.
11.Any Senior Debt Securities will be issued under the Senior Indenture, and any Subordinated Debt Securities will be issued under a valid and legally binding indenture (a “Subordinated Indenture,” and, together with the Senior Indenture, each an “Indenture”) that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Memorandum of Association, Articles of Association and applicable law.
12.Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the applicable Indenture and, if required by the applicable Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the applicable Indenture, Memorandum of Association, Articles of Association and applicable law.
13.Any Stock Purchase Contract will be a valid and legally binding agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Memorandum of Association, Articles of Association and applicable law.

EAST\148680526.2

ATLAS FINANCIAL HOLDINGS, INC.
November 30, 2017

14.Any Unit Agreement will be a valid and legally binding agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Memorandum of Association, Articles of Association and applicable law.
15.To the extent that the obligations of the Company under any Indenture or Warrant Agreement may be dependent upon such matters, the financial institution identified or to be identified in such Indenture as trustee or to be identified in such Warrant Agreement as warrant agent (the “Financial Institution”) will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; the trustee or warrant agent, as the case may be, will be duly qualified to engage in the activities contemplated by such Indenture or Warrant Agreement; such Indenture or Warrant Agreement, as the case may be, will have been duly authorized, executed and delivered by the Financial Institution and will constitute the legally valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting in its capacity as Financial Institution under such Indenture or Warrant Agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such Indenture or Warrant Agreement, as the case may be.
16.The underwriting, subscription or purchase agreements for the Offered Securities will be valid and legally binding contracts that conform to the descriptions thereof set forth in the applicable prospectus or the applicable prospectus supplement.
17.Any securities of any other entity to be included in any Securities being offered or issued will have been duly authorized and issued by such entity.
18.In reliance on the opinions of Conyers Dill & Pearman (Cayman) Limited, Cayman Islands counsel to the Company, we have assumed that the Company has the corporate power and authority to issue the Offered Securities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.With respect to Depositary Shares, when (a) the Registration Statement has become effective under the Act, (b) Depositary Shares have been duly authorized by the Board or a duly authorized committee thereof, (c) a Deposit Agreement relating to such Depositary Shares has been duly authorized, executed and delivered by the Company, (d) the terms of such Depositary Shares and of their sale and issuance have been duly established in conformity with the Memorandum of Association, Articles of Association and the Deposit Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Depositary Shares have been duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Depositary Shares will be duly authorized and constitute valid and legally binding obligations of the Company.

EAST\148680526.2

ATLAS FINANCIAL HOLDINGS, INC.
November 30, 2017

2.With respect to Warrants, when (a) the Registration Statement has become effective under the Act, (b) Warrants have been duly authorized by the Board or a duly authorized committee thereof, (c) a Warrant Agreement relating to such Warrants has been duly authorized, executed and delivered by the Company, (d) the terms of such Warrants and of their sale and issuance have been duly established in conformity with the Memorandum of Association, Articles of Association and the Warrant Agreement, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Warrants will be duly authorized and constitute valid and legally binding obligations of the Company.

3.With respect to Debt Securities, when (a) the Registration Statement has become effective under the Act, (b) Debt Securities have been duly authorized by the Board or a duly authorized committee thereof, (c) an Indenture relating to such Debt Securities has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, (d) the terms of such Debt Securities and of their sale and issuance have been duly established in conformity with the Memorandum of Association, Articles of Association and the Indenture, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Debt Securities will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and legally binding obligations of the Company.

4.With respect to Stock Purchase Contracts, when (a) the Registration Statement has become effective under the Act, (b) a Stock Purchase Contract has been duly authorized by the Board or a duly authorized committee thereof, (c) such Stock Purchase Contract has been duly executed and delivered by the Company, (d) the terms of such Stock Purchase Contract and of its sale and issuance have been duly established in conformity with the Memorandum of Association and Articles of Association, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Stock Purchase Contract has been duly countersigned and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, such Stock Purchase Contract is obligated to purchase will be duly authorized and constitute valid and legally binding obligations of the Company.

5.With respect to Stock Purchase Units, when (a) the Registration Statement has become effective under the Act, (b) a Unit Agreement has been duly authorized by the Board or a duly authorized committee thereof, (c) such Unit Agreement has been duly executed and delivered by the Company, (d) the terms of such Unit Agreement and of its sale and issuance have been duly established in conformity with the Memorandum of Association and Articles of Association, which

EAST\148680526.2

ATLAS FINANCIAL HOLDINGS, INC.
November 30, 2017

terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Company, and (e) such Stock Purchase Units have been duly executed and countersigned in accordance with the Unit Agreement and duly issued and sold as contemplated by the Registration Statement and consideration therefor has been received by the Company, the Stock Purchase Units will be duly authorized and constitute valid and legally binding obligations of the Company.

The foregoing opinion is limited to the substantive laws of the State of New York and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or “blue sky”) laws of the State of New York. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.
Very truly yours,
/s/ DLA PIPER LLP (US)
DLA PIPER LLP (US)

EAST\148680526.2